Exhibit 99.1

Alaska Communications Systems Reports First Quarter 2014 Results

-Total Service and Other Revenues increased $3.8 million or 7.7%, led by Broadband growth-

-Adjusted EBITDA of $22.9 million-

-Free Cash Flow of $8.4 million-

-Deleveraging continues with over $13 million of repayments of long term debt-

ANCHORAGE, Alaska--(BUSINESS WIRE)--May 8, 2014--Alaska Communications Systems Group, Inc. (“ACS”) (NASDAQ: ALSK) today reported financial results for its first quarter ended March 31, 2014.

“We are starting 2014 on strong footing, and have delivered solid results for the quarter. Top line growth was robust, driven by continued strength in broadband revenues, while EBITDA performance positions us well to meet our guidance for the year. We continue to pay down debt ahead of schedule which directly translates to shareholder value creation.

"Looking ahead, we are pleased with our performance in the market. We’ve seen strategic customer wins which provide momentum for the rest of the year. Further, since closing the TekMate transaction in January, sales have exceeded expectations which bode well for continued growth in the managed services area. We have a sound operating plan for the year and we are doing well performing to our plan,” said Anand Vadapalli, president and CEO of Alaska Communications.

Financial Highlights: First Quarter 2014 Compared to First Quarter 2013

  The quarter experienced strong revenue performance in our key areas of focus:

o Business and wholesale service revenue of $26.4 million grew $1.8 million or 7.2%, with broadband revenues growing 17.1%.

o Consumer service revenue of $10.2 million grew $0.2 million, or 1.9%, with broadband revenues growing 11.8%.

o Wireless revenue of $19.4 million, declined $0.8 million, or 4.2%, as connections continued to decline.

  Adjusted EBITDA was $22.9 million and is consistent with our overall guidance expectations for the year.
  Free Cash Flow was strong at $8.4 million.
  Persistent deleveraging continues, with debt balances of $444 million at the end of the quarter, compared to $456 million at December 31, 2013. Cash stands at approximately $32 million.

Metric Highlights: First Quarter 2014 Compared to Fourth Quarter 2013

  Business broadband connections increased to 19,304 from 19,285 and business broadband ARPU increased to $191.21 from $181.77.
  Consumer broadband connections increased to 39,468 from 38,677 and consumer broadband ARPU increased to $49.46 from $48.59.
  Wireless subscribers decreased by 873 to 107,975 and Wireless ARPU decreased to $52.51 from $53.14.

“Our financial metrics for the quarter were strong, and our balance sheet is strengthening as we pay down debt ahead of schedule while maintaining strong cash reserves. As anticipated, total revenue of $78.3 million decreased $12.7 million reflecting the shift of $15.7 million in AWN revenue categories, including roaming, which the company no longer reports but reside in its AWN affiliate. Our focus is on Total Service and Other revenue, which grew $3.8 million or 7.7%. Close attention to cost management will result in continued free cash flow performance which will be dedicated to further debt reductions," said Wayne Graham, ACS chief financial officer.

2014 Guidance:

We reaffirm guidance for the year as follows:

Revenue is expected to be approximately $310 million.

Adjusted EBITDA is expected to be approximately $90 million.

Capital spending is expected to be approximately $40 million.

Free cash flow is expected to be approximately $20 million.

Conference Call

The company will host a conference call and live webcast on Friday, May 9, 2014 at 2:00 p.m. Eastern time to discuss the results. The live webcast will include a slide presentation. Parties in the United States and Canada can access the call at 1-877-941-8609. All other parties can access the call at 1-480-629-9692.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until June 9, 2014 at midnight Eastern time. To hear the replay, parties in the United States and Canada can call 1-800-406-7325 and enter pass code 4678703. All other parties can call 1-303-590-3030 and enter pass code 4678703.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is a leading provider of advanced broadband and managed service solutions for businesses and consumers in Alaska. The company operates a highly reliable, advanced statewide data and voice network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous United States. For more information, visit http://www.alaskacommunications.com or http://www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, in particular with regards to our liquidity and capital resources, we have disclosed certain non-GAAP financial information such as Adjusted EBITDA, Adjusted EBTDA margin and Free Cash Flow, which management utilizes to assess performance and believes provides useful information to investors. The definition of these non-GAAP measures are on Schedule 4 to this press release. Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow are non-GAAP measures and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP. Other companies may not calculate non-GAAP measures in the same manner as ACS.

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors include, without limitation, Verizon’s retail entry into the Alaska market, Universal Service Fund changes, AWN’s financial and operational performance, adverse national economic conditions, adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing, adverse local economic conditions, including an unexpected downturn in the Alaskan oil and gas or tourism markets, changes in capital expenditures, the effects of competition in our markets, the entry of one or more additional facilities-based carriers into the Alaska market, the Company’s ability to complete, manage, integrate, market, maintain, and attract sufficient customers to the products and services it may derive, adverse changes in labor matters, including workforce levels, labor negotiations, and benefits costs, disruption of our supplier’s provisioning of critical products or services, the impact of natural or man-made disasters, changes in Company's relationships with large carrier or enterprise customers, changes in revenue from universal service funds, unforeseen changes in public policies, changes in accounting policies, including the Company’s application of regulatory accounting rules, which could result in an impact on earnings, or disruptive technological developments in the telecommunications industry. For further information regarding risks and uncertainties associated with ACS' business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

		Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended
	March 31,
	2014	2013

Operating revenues:
Operating revenues, non-affiliates	$76,545	$90,996
Operating revenues, affiliates *	1,786	63
Total operating revenues	78,331	91,059

Operating expenses:
Cost of services and sales, non-affiliates	30,058	35,319
Cost of services and sales, affiliates *	14,760	128
Selling, general & administrative	24,595	26,797
Depreciation and amortization	8,790	12,632
Loss on disposal of assets, net	401	41
Earnings from equity method investments	(8,523)	-
Total operating expenses	70,081	74,917

Operating income	8,250	16,142

Other income and (expense):
Interest expense	(8,857)	(10,029)
Interest income	8	10
Total other income and (expense)	(8,849)	(10,019)

(Loss) income before income tax benefit (expense)	(599)	6,123

Income tax benefit (expense)	214	(2,655)

Net (loss) income	$(385)	$3,468

Net (loss) income per share:
Basic	$(0.01)	$0.08
Diluted	$(0.01)	$0.07

Weighted average shares outstanding:
Basic	48,913	46,055
Diluted	48,913	46,563

* Affiliate balances are related to activity with our equity method investees TekMate and AWN

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	March 31,	December 31,
Assets	2014	2013

Current assets:
Cash and cash equivalents	$31,920	$43,039
Restricted cash	467	467
Accounts receivable-trade, non-affiliates, net	33,864	34,066
Materials and supplies	10,784	10,131
Prepayments and other current assets	7,413	7,300
Deferred income taxes	9,975	7,144
Total current assets	94,423	102,147

Property, plant and equipment	1,351,056	1,344,949
Less: accumulated depreciation and amortization	(999,300)	(992,936)
Property, plant and equipment, net	351,756	352,013

Goodwill	5,892	4,650
Debt issuance costs	6,226	6,929
Deferred income taxes	12,435	15,572
Equity method investments	262,130	266,972
Other assets	396	502
Total assets	$733,258	$748,785

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of long-term obligations	$4,798	$14,256
Accounts payable, accrued and other current liabilities, non-affiliates	51,170	55,475
Accounts payable, accrued and other current liabilities, affiliates, net *	17,725	14,566
Advance billings and customer deposits	9,115	9,104
Total current liabilities	82,808	93,401

Long-term obligations, net of current portion	438,847	442,001
Other long-term liabilities	15,558	16,947
Deferred AWN capacity revenue, net of current portion	62,422	63,263
Total liabilities	599,635	615,612
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, $.01 par value; 145,000 authorized	494	487
Additional paid in capital	152,258	152,193
Accumulated deficit	(14,283)	(13,898)
Accumulated other comprehensive loss	(4,846)	(5,609)
Total stockholders' equity (deficit)	133,623	133,173

Total liabilities and stockholders' equity (deficit)	$733,258	$748,785

* Affiliate balances are related to activity with our equity method investees TekMate and AWN

		Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2014	2013
Cash Flows from Operating Activities:
Net (loss) income	$(385)	$3,468
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	8,790	12,632
Loss on the disposal of assets	401	41
Gain on ineffective hedge adjustment	-	(420)
Amortization of debt issuance costs and debt discount	1,398	1,426
Amortization of ineffective hedge	607	430
Amortization of deferred AWN capacity revenue	(841)	-
Stock-based compensation	653	1,219
Deferred income taxes	(227)	2,655
Provision for uncollectible accounts	565	268
Cash distribution from equity method investments	8,523	-
Earnings from equity method investments	(8,523)	-
Other non-cash expense, net	(3)	40
Changes in operating assets and liabilities	2,868	3,809
Net cash provided by operating activities	13,826	25,568

Cash Flows from Investing Activities:
Capital expenditures	(7,164)	(5,968)
Capitalized interest	(738)	(483)
Change in unsettled capital expenditures	(7,186)	(3,151)
Proceeds on sale of assets	-	1,935
Return of capital from equity investment	4,010	-
Non-cash acquisition, cash received	68	-
Net change in restricted accounts	-	(1)
Net cash used by investing activities	(11,010)	(7,668)

Cash Flows from Financing Activities:
Repayments of long-term debt	(13,354)	(15,015)
Payment of withholding taxes on stock-based compensation	(581)	(630)
Net cash used by financing activities	(13,935)	(15,645)

Change in cash and cash equivalents	(11,119)	2,255

Cash and cash equivalents, beginning of period	43,039	16,839

Cash and cash equivalents, end of period	$31,920	$19,094

Supplemental Cash Flow Data:
Interest paid	$6,562	$7,164
Income tax paid (refunded), net	$13	$-

Supplemental Non-cash Transactions:
Property (retired) acquired under capital leases, net	$44	$2
Additions to ARO asset	$214	$30
Non-cash acquisition purchase price, net of cash received	$1,850	$-

		Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA AND FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2014	2013

Net (loss) income	$(385)	$3,468
Add (subtract):
Interest expense	8,857	10,029
Interest income	(8)	(10)
Depreciation and amortization	8,790	12,632
Loss on disposal of assets	401	41
Earnings from equity method investment in TekMate	(12)	-
Earnings from equity method investment in AWN	(8,511)	-
AWN distributions received	12,500	-
AWN distributions received for the prior period	(4,167)	-
AWN distributions receivable within 12 days	4,167	-
Income tax expense (benefit)	(214)	2,655
Stock-based compensation	653	1,219
Long-term cash incentives	684	169
AWN transaction-related costs	172	845

Adjusted EBITDA	$22,927	$31,048

Less:
Incurred capital expenditures	(7,164)	(5,968)
Amortization of deferred AWN capacity revenue	(841)	-
AWN transaction-related capital costs, net change	-	(55)
Cash interest expense	(6,562)	(7,164)
Free cash flow	$8,360	$17,861

Revenue	$78,331	$91,059

Adjusted EBITDA Margin	29.3%	34.1%

NonGAAP Measures:

In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors.

The Company has disclosed Adjusted EBITDA as net income before interest, loss on extinguishment of debt, depreciation and amortization, loss on the impairment of equity investments, loss on sale of short-term investments, gain or loss on asset purchases or disposals, earnings on equity method investments, gains and distributions related to AWN, provisions for taxes, AWN transaction-related costs, stock-based compensation, and expenses under the company’s long term cash incentive plan (“LTCI”). LTCI expenses are considered part of an interim compensation structure to mitigate the dilutive impact of additional share issuances for executive compensation. Distributions from AWN are included in Adjusted EBITDA.

Adjusted EBITDA Margin, is defined as Adjusted EBITDA divided by Operating Revenues.

Free cash flow is defined as Adjusted EBITDA, less capital expenditures that create an obligation to pay (“incurred capital expenditures”), less amortization of deferred AWN capacity revenue (a non cash revenue item), less AWN transaction-related capital costs, less cash interest expense.

Adjusted EBITDA, Adjusted EBITDA Margin and Free cash flow are non-GAAP measures and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP. Other companies may not calculate Non-GAAP measures in the same manner as ACS.

		Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE GROWTH
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
Service Revenue:	2014	2013
Business and Wholesale Customers
Voice	$5,611	$5,723
Broadband	11,088	9,467
Other	1,792	1,856
Wholesale	7,913	7,591
Business and Wholesale service revenue	26,404	24,637

Consumer Customers
Voice	3,876	4,319
Broadband	5,861	5,242
Other	423	414
Consumer service revenue	10,160	9,975

Total Service Revenue	36,564	34,612
Growth in Service Revenue	5.6%
Growth in Broadband Service Revenue	15.2%

Other Revenue:
Equipment Sales	837	592
Access	8,993	9,515
High Cost Support	6,274	4,162
Total Service and Other Revenue	52,668	48,881
Growth in Service and Other Revenue	7.7%
Growth excluding equipment sales	7.3%

Wireless Revenue:
Business and Consumer service revenue	17,056	17,904
Equipment sales	1,004	1,248
Other	1,347	1,101

AWN Related:
Foreign Roaming	-	15,026
Wireless Backhaul	70	1,975
CETC	5,345	4,924
Amortization of deferred AWN capacity revenue	841	-
Total AWN Related	6,256	21,925
Total Wireless & AWN Related Revenue	25,663	42,178

Total Revenue	$78,331	$91,059

				Schedule 6

	ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
	KEY OPERATING STATISTICS
	(Unaudited)

		Three Months Ended
		March 31,	December 31,	March 31,
		2014	2013	2013

	Voice:
	Consumer access lines	48,165	49,297	54,037
	Business access lines	79,841	79,816	80,770

	Voice ARPU consumer	$26.51	$26.65	$26.21
	Voice ARPU business	$23.43	$23.53	$23.61

	Broadband: (1)
	Consumer connections	39,468	38,677	37,310
	Business connections (2)	19,304	19,285	18,794

	ARPU consumer	$49.46	$48.59	$46.57
	ARPU business (2)	$191.21	$181.77	$167.85

	Wireless:
	Postpaid connections	86,238	85,982	90,363
	Lifeline connections	6,510	7,145	9,494
	Prepaid connections	15,227	15,721	14,234
	Total	107,975	108,848	114,091

	Retail wireless ARPU	$52.51	$53.14	$52.17

	Churn:

	Voice connections (3)	1.0%	1.3%	1.2%
	Broadband connections (1) (3)	1.9%	2.1%	1.9%
	Wireless connections	3.0%	3.4%	2.6%

	Wireless equipment subsidy (4)	(463)	(1,100)	(3,527)

(1)	Consumer and business broadband connections, ARPU, and churn have been restated to exclude dial up lines.

(2)

Business broadband connections counts have been restated to correct how certain high bandwidth circuit types are measured. These changes have no material affect on our financial results, but will affect connection count and ARPU amounts presented above compared to their presentation in prior periods.

(3)	Voice and broadband churn have been restated to exclude wholesale lines.

(4)	For the quarters ending March 31, 2014 and December 31, 2013, respectively, these amounts are net of AWN subsidy reimbursement.

		Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Long Term Debt
(Unaudited, In Thousands)

	March 31
	2014	2013
2010 senior credit facility term loan due 2016	$332,700	$429,375
Debt discount - 2010 senior credit facility term loan due 2016	(1,479)	(2,613)
6.25% convertible notes due 2018	114,000	120,000
Debt discount - 6.25% convertible notes due 2018	(8,726)	(11,131)
Capital leases and other long-term obligations	7,150	5,350
	443,645	540,981
Less current portion	(4,798)	(10,108)
Long-term obligations, net of current portion	$438,847	$530,873

Maturities

2014 (April 1 - December 31)	$952
2015 (January 1 - December 31)	15,417
2016 (January 1 - December 31)	318,788
2017 (January 1 - December 31)	506
2018 (January 1 - December 31)	114,287
2019 (January 1 - December 31)	278
Thereafter	3,622
	$453,850

		Schedule 8
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Summary AWN information
(Unaudited, In Thousands)

Alaska Wireless Network, LLC
Stand Alone Selected Operating Results

		Q1 - 2014
Operating revenues		$ 63,037

Operating expenses:
Cost of services and sales		19,119
Selling, general & administrative		5,954
Depreciation and amortization		10,995

Total operating expenses		36,068

Operating income		26,969

Other income and (expense)		(92)

Net income		26,877	A

Plus:	Depreciation Expense	10,995
	Other, net	1,706
Minus:	Capital Spending	3,639
Management Fee to GCI		1,438
Adjusted Free Cash Flow		$ 34,501

Distributions paid to ACS:		12,500

Distributions to ACS as a proportion of FCF:		36.2%

The above information reflects summary unaudited financial performance of AWN, which Alaska Communication owns a 33.3% ownership interest. Certain additional summary information is included in our Form 10-Q and 10-K filings.

Wholesale Margin Contribution from AWN:

Wireless business and consumer service revenue		$17,056

AWN wholesale charges *		$11,905
Handset subsidy support *		(2,664)
Equipment subsidy		3,127
Other *		235
Total		$12,603

Wholesale Margin		$4,453	26%

* Balances are included under the caption Cost of services and sales, affiliates on the consolidated statement of operations. Excluded from the balances above is CETC, for which we pay an equivalent amount to AWN.

Key AWN Results included in the ACS Consolidated Income Statement:
		Q4
AWN net income		$26,877		A
Adjusted for step-up in GCI assets		(1,345)		B
AWN stepped-up earnings		$25,532		C

ACS ownership percentage of AWN		33.33%		D
"Adjusted for step-up"(B) reflects the step up on basis on the GCI contributed assets to AWN and associated higher depreciation expense that ACS is required to incorporate in its consolidated financial statements.

Earnings on equity method investment in AWN		$8,511		C * D

AWN's stepped up net income is used to calculate the equity in earnings at ACS' 1/3 ownership percentage.

Key AWN Results Included in the ACS Non GAAP financial measures:
		Q1
Cash distributions received during the quarter		$12,500
Less:	Distributions received during the quarter related to the
previous period		(4,167)
Plus:	Distributions received within 14 business days of quarter-end	4,167
Amortization of deferred AWN capacity revenue		841
Equals	AWN impact to Adjusted EBITDA	$13,341

Less:	Amortization of deferred AWN capacity revenue	841
Equals	AWN impact to Free Cash Flow	$12,500

In our non-GAAP reporting of Adjusted EBITDA, ACS is using our Senior Credit Agreement definition, as amended, for the AWN distribution, which is distributions received or eligible to be received within 14 business days.

CONTACT:
Alaska Communications Systems Group, Inc.
Heather Cavanaugh, APR, 907-564-7722
Director, Marketing and Corporate Communications
Heather.Cavanaugh@acsalaska.com